Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Table of Contents
1.	Introduction and Scope
2.	Standards of Business Conduct
	A.	Compliance with Policy, Laws, and Regulations	1
		Records and Accounts	2
		Dealings with Auditors and Regulators	2
		Disclosures	2
		Illegal Activity	2
	B.	Confidentiality	2
		Personnel Data	3
		Electronic Data	3
	C.	Insider Trading and Misuse of Nonpublic Information	3
	D.	Conflicts of Interest	4
		Disclosure of Conflicts	4
		Personal Business	4
		Gifts and Entertainment	4
		Bequests Under Wills or Trusts	5
		Self-dealing	5
		Disclosure of Referral Fees	5
		Personal Use of Boston Trust Property	5
	E.	Employee Securities Reporting and Trading	5
		Who is Covered	5
		What Securities are Not Covered	6
		What Securities are Covered	6
		Employee Securities Reporting	6
		Employee Trading Restrictions	6
		Compliance Table	7
		Exceptions	8
	F.	Research Reports and Action	8
		Reasonable Basis and Representations	8
		Investment Recommendations and Actions	8
		Priority of Transactions	9
		Plagiarism	9
		Prohibition Against Misrepresentation of Services or Unauthorized Commitments	9
		Performance Presentation Standards	9
		Marketing and Promotional Activities	10
		Fair Dealing with Customers and Clients	10
	G.	Outside Activities	10
		Outside Employment	10
		Directorships of Profit-Making Companies	10
		Civic Activities	10
		Political Activities	11
		Compensation, Consulting Fees, and Honoraria
		Fiduciary Appointments	11
3.	Administration and Enforcement of the Code		11
	A.	Employee Responsibility	11
		At Hiring	11
		Periodically Thereafter	11
	B.	Responsibility for Approval	12
	C.	Responsibility for Administration	12
		Interpretation	12
		Exceptions	12
		Recordkeeping	12
		Annual Report to Boards of Directors	12
		Reporting Violations	12
		Sanctions	13

1. Introduction and Scope

The Boston Trust & Investment Management Code of Ethics (the “Code”) reflects our long-standing policy of responsible and ethical business practices. Approved by the Boards of Directors of both Boston Trust & Investment Management Company1 and Boston Trust & Investment Management, Inc.2, it is the formal expression of our commitment to ethical business conduct above minimum legal requirements. The Code applies to all employees and directors (collectively “employees”) of Boston Trust & Investment Management Company and Boston Trust & Investment Management, Inc. (collectively “Boston Trust”). Each employee is provided with a copy of the Code and is expected to be familiar with its contents, to comply with it, and to keep it available for future reference. Questions regarding the interpretation or administration of the Code should be referred to the Compliance Officer. The Boards of Directors, through the President and Compliance Officer, are responsible for monitoring and enforcing the Code.

Boston Trust’s successful business operation depends not only on the competence of its employees and directors, but also upon its reputation for honesty, integrity, and independence in the conduct of its business affairs. This Code of Ethics identifies basic policy and standards concerning ethical conduct and provides guidance in several areas of specific concern.

Underlying the Code are several guiding principles:
  We have a responsibility always to place the interests of the client first, i.e., ahead of our own interests and those of Boston Trust.
  All information concerning security holdings and financial circumstances of clients is confidential.
  Independence in the investment decision-making process is paramount.
  Not only must we avoid any actual or potential conflict of interest, we must endeavor to avoid even the appearance of any conflict of interest.
2. Standards of Business Conduct

Banking, trust, and money management are businesses based on mutual trust and demand steadfast honesty in all affairs, both internal and external. Boston Trust’s business is founded on faith, trust, and public confidence. To perpetuate these values requires that each employee maintain high personal and professional standards.

A. Compliance with Policy, Laws, and Regulations

Each Boston Trust employee is responsible for:
  Maintaining knowledge of applicable policy, laws, rules, and regulations (copies of which are available from the Compliance Officer)
  Striving to remain in strict compliance with internal policy, laws, rules and regulations; and
  Not knowingly participating in or assisting any acts in violation of them.

[1]	A Massachusetts-chartered banking and trust company.
[2]	An investment adviser registered under the Investment Company Act of 1940 and organized under Massachusetts law.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

When any policy, law, or regulation appears unclear or ambiguous, employees must seek immediate assistance in determining the lawful and ethical action. Practices that violate any Federal, state, or municipal law or regulation are forbidden. Further, no employee will knowingly violate any code of ethics of any professional organization of which he or she is a member3.

Records and Accounts
All firm records are maintained in accordance with established law, accounting policies and procedures, and controls. All transactions must be recorded accurately, completely, and truthfully. Each employee must ensure that:
  Adequate written documentation, showing general or specific authority to act, exists for each transaction executed by the employee or under his or her direction (policies, procedures, job descriptions, and votes of the Board of Directors, etc.)
  Each report of a transaction executed by the employee or under his or her direction is prepared and reviewed so that the report reflects that transaction accurately, fairly, and in reasonable detail; and
  Exceptions, as appropriate, are approved in keeping with established procedures.
Efforts by any employee to conceal or distort information will be considered unacceptable conduct. Embezzlement or the misappropriation of funds or property will result in immediate dismissal and will be referred to the appropriate law enforcement agencies. The falsification of any record, account, or document may result in immediate dismissal.

Dealings with Auditors and Regulators
Employees must cooperate fully with audits, examinations, and inspections conducted by internal staff, an external auditing firm, or outside regulatory agencies. Questions raised by auditors or regulators must be responded to candidly, and no adverse information in response to a question may be knowingly concealed.

Disclosures
Employees will comply with all existing and future requirements for special disclosures, including (but not limited to) FDIC call reports and the requirement that Form ADV include a description of this Code and that the Code itself be made available to clients on request.

Illegal Activity
No questionable or illegal act relative to Boston Trust business can be permitted, and any employee having such knowledge should immediately bring the information to the attention of the Compliance Officer or President.

B. Confidentiality

All corporate, client, director, employee, and supplier information (other than information that is public knowledge as a result of authorized disclosure) is considered to be confidential, privileged, and proprietary to Boston Trust at all times during and following an individual’s employment or directorship with Boston Trust. The information may be used only for legitimate Boston Trust purposes by authorized personnel and should be safeguarded at all times. As provided in Boston Trust’s Customer Information Security Policy and elsewhere, this includes ensuring that client-related papers and other sensitive documents are not left unattended and refraining from engaging in confidential business conversations in public places (which can include our own hallways when outsiders are visiting).

[3]	A number of employees and directors of Boston Trust hold the CFA designation and are thereby also bound by the Code of Ethics of the CFA Institute.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Personnel Data
Our confidentiality policy includes protecting the privacy of past and present employees by maintaining the confidentiality of personnel information. All inquiries regarding past or present employees should be referred to the Human Resources Manager or Chief Operating Officer.

Electronic Data
A substantial amount of information concerning Boston Trust and its clients is stored, processed, and transmitted via computer and telecommunications systems. Employees are required to comply with Boston Trust’s information systems security policies, standards, and procedures including, but not limited to, the following:
  Employees must protect client confidential information by not transmitting client account numbers or other personal identifying information electronically.
  Employees must not release to anyone any employee identification or access cards issued by Boston Trust.
  Employees must protect their passwords or method of access to computer systems.
  Employees must not attempt to access any data, software, or documentation belonging to Boston Trust without proper authorization.
C. Insider Trading and Misuse of Nonpublic Information

Federal law prohibits anyone in possession of material nonpublic information about any publicly traded company from using the information for personal gain or for the gain of others (including clients). Each employee is therefore prohibited from trading (either directly or through others), or recommending trading, in a security of a publicly traded company about which he or she has material nonpublic information - whether acquired directly or via a “tip” from another. This prohibition also applies to employees’ immediate families (spouse, domestic partner, minor children, and other relatives, by marriage or otherwise, sharing his or her household).
  Information is "material" for securities law purposes when the information is such that a substantial likelihood exists that a reasonable investor would consider it important in making investment decisions.
  Information is "inside" when it has not been publicly disseminated. Even though information has been released to the media, information is still considered "inside" until there has been sufficient time for the general dissemination of the information.
  Anyone in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information is properly disclosed and disseminated to the public.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

D. Conflicts of Interest

Employees must avoid situations in which personal interests conflict with, or appear to conflict with, the interests of Boston Trust or its clients. A possible conflict of interest exists whenever employees or family members have an interest in an entity or matter that may influence a decision or cloud the judgment the employee may have to exercise in the discharge of his or her responsibilities to Boston Trust or its clients.

Disclosure of Conflicts
Each employee, when making investment recommendations or taking investment actions, must disclose to his or her clients any material conflict of interest, including any material beneficial ownership of the securities or other investments involved, that could reasonably be expected to impair his or her ability to render unbiased and objective advice. Furthermore, each employee must disclose to the Compliance Officer or President all matters of any kind that could reasonably be expected to interfere with his or her duty to Boston Trust, or with his or her ability to render unbiased and objective advice, or that could reasonably be expected to give the appearance of a conflict of interest.

Personal Business
Each employee should avoid acting on behalf of Boston Trust in any transaction involving people or organizations with which the employee (or a family member) has a financial or other conflict of interest. Each Employee must manage his or her personal and business affairs so as to avoid situations that might lead to a conflict, or even the appearance of a conflict, between his or her interest and duty to Boston Trust and its clients.

Gifts and Entertainment
Employees are expected to provide impartial, efficient, and courteous service to all clients, vendors, and others with whom we do business without anticipation of any reward other than compensation or expenses paid or reimbursed by Boston Trust in the usual course of business. To avoid even the implication of any impropriety, as well as potential liability under the Federal Bank Bribery Act, employees must decline any gifts that may raise a question of improper influence. Specifically, employees are prohibited from accepting anything of more than $100 in value (as a single gift or, in the aggregate, annually) from any person or entity doing business or seeking to do business with Boston Trust. Exceptions (other than those specified below) can be made (and must be documented) by the President on a case-by-case basis.

Situations may arise when it would be appropriate for an employee to accept the benefits of another’s expenditure. In general, the following may be considered exceptions:
  Acceptance of something of value based on family or personal relationship independent of any Boston Trust relationship
  A benefit available to the general public under the same conditions on which it is available to an employee
  A civic or charitable organization award; or
  A benefit that would be paid for by Boston Trust as a reasonable business expense (e.g., meals, travel, entertainment) if not paid for by another party.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Bequests Under Wills or Trusts
Employees or their family members may not accept a bequest or legacy under a will or trust instrument of property or of interest in property of any kind from a client unless the client is a relative of the employee or a person who has never dealt with the employee or director as a representative of Boston Trust.

Self-dealing
Employees are prohibited from self-dealing or otherwise trading on their positions with the firm or accepting from one doing or seeking to do business with Boston Trust a business opportunity not available to other persons or that is available because of the employee’s position with Boston Trust.

Disclosure of Referral Fees
Each employee will make appropriate disclosure to a client or prospective client of any consideration paid or other benefit delivered to anyone other than Boston Trust for recommending the firm’s services to such client or prospective client.

Personal Use of Boston Trust Property
Employees must exercise particular care in the use of Boston Trust systems, supplies, or other property. The use of such property for personal reasons is to be avoided, and in no event should such use interfere with the performance of any employee’s duties to Boston Trust.

E. Employee Securities Reporting and Trading

Securities transactions by employees may adversely affect Boston Trust and its clients by interfering with job responsibilities and creating real or apparent conflicts of interest. Such transactions may also result in liability for Boston Trust and its employees or may tarnish Boston Trust’s reputation. For these reasons, the firm has adopted certain restrictions applicable to all employees.

Who is Covered
These restrictions apply to securities trades which an employee may make directly through his or her own accounts, but also to securities trades involving:
  Any relative (by marriage or otherwise) who shares the employee’s household, including (but not limited to) his or her spouse, domestic partner, and children (“family”)
  A trust or other entity in which the employee (or family member) have a beneficial interest and direct or indirect control over the investment decisions
  A revocable trust where the employee (or family member) is a settlor
  A corporation (excluding any Boston Trust affiliate) of which the employee is an officer, director, or 10% or greater stockholder, unless he or she does not have access to securities transaction information of such corporation; or
  A partnership of which the employee (or family member) is a partner (including most investment clubs) unless he or she has no direct or indirect control over the partnership.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

What Securities are Not Covered
  Direct obligations of the United States Government
  Money market instruments
  Securities purchased via an automatic investment plan; or
  Non-Boston Trust mutual funds
What Securities are Covered
It is the policy of Boston Trust that if an employee has direct or indirect holdings of the securities noted below, or related derivatives, or if he or she makes any securities trades, directly or indirectly, involving the securities noted below, or related derivatives, then he or she must abide by the reporting requirements and trading restrictions outlined in the sections that follow.
  Bonds issued by entities other than the United States Government (e.g., government agencies, municipalities, and corporations)
  All equity securities
  Boston Trust pooled funds; or
  Mutual funds where Boston Trust is the advisor.
Employee Securities Reporting
All Boston Trust employees must:
  Provide an initial (within ten days of joining Boston Trust) and quarterly (within ten days of quarter-end) statement disclosing all covered, publicly traded securities (noted above). Employees do not have to make such disclosure with respect to fully discretionary accounts over which they exercise no direct or indirect, day-to-day control. Holdings in accounts maintained at Boston Trust will be monitored internally by the Compliance Officer.
  Annually disclose the existence of all brokerage or margin accounts he or she may have. Employees with fully discretionary accounts must disclose annually the location of all such accounts and acknowledge that they do not exercise direct or indirect, day-do-day control over such accounts.
  Instruct any brokerage firm, bank, or other financial institution (other than Boston Trust), holding any of the covered securities noted above in a non-discretionary account to send promptly to the Boston Trust Compliance Officer duplicate copies of trade confirmations.
  Sign, upon employment and annually thereafter, a certificate of compliance with this policy and these procedures.
Employee Trading Restrictions
No Boston Trust employee may:
  Open a margin account without the prior written approval of the Compliance Officer or President.
  Acquire any equity securities in an initial public offering; purchase securities in a private placement; or invest in equity securities of a client, supplier, or competitor with a market capitalization of less than $25 billion without prior approval of the Compliance Officer or President.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics
  Absent a compelling reason, and prior approval of the Compliance Officer or President, engage in short-term trading (of less than 30 days’ duration).
  Trade, directly or indirectly, in any covered security (other than a Boston Trust pooled or mutual fund) within three (3) business days before and after a transaction in a client or fund account that he or she manages, unless any of the following points applies:
i.	The value of the employee’s transaction in an equity security is less than $25,000, or the market capitalization of an equity security is greater than $25 billion.
ii.	To reflect the greater impact that a significant trade in a small cap stock might have on the market, for equity securities with a market cap below $2 billion, a $10,000 (rather than $25,000) transaction limit will apply.
iii.	For covered bond transactions, a $100,000 (par value) limit will apply.
  Purchase or sell any covered security (other than a Boston Trust pooled or mutual fund) within a period of three (3) business days following the date that security has been added to or removed from any of Boston Trust’s equity approved lists, unless any of the following points applies:
i.	The value of the employee’s transaction in the security is less than $25,000, or the market capitalization of the security is greater than $25 billion.
ii.	To reflect the greater impact that a significant trade in a small cap stock might have on the market, for equity securities with a market cap below $2 billion, a $10,000 (rather than $25,000) transaction limit will apply.

Compliance Table
Employees may find it helpful to refer to the following table of compliance requirements for Employee Securities Reporting and Employee Trading Restrictions. Note that columns 4, 5, and 5 apply only to accounts over which the employee exercises direct or indirect, day-to-day control.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Security Type	Covered?	Account	Quarterly	Trade	Trade Pre-
		Disclosed?	Reporting?	Confirmations?	Clearance?
large cap stocks (market	yes	yes	yes	yes	no
cap > $25B)
stocks (market cap	yes	yes	yes	yes	if transaction >
between $2 and $25B)					$25K
small cap stocks	yes	yes	yes	yes	if transaction >
(market cap < $2B)					$10K
U.S. Government	not	yes	not if no covered	no	no
securities, money	covered		holdings in account
market funds
other fixed income	yes	yes	yes	yes	if transaction >
securities (includes					$100K (par
agencies, munis)					value)
non-proprietary mutual	not	yes	not if no covered	no	no
funds	covered		holdings in account
proprietary mutual	yes	yes	yes	yes	no
funds

Exceptions
Exceptions to the above policy may be granted by the Compliance Officer or President following consultation and the submission of a written request and prior to any employee action. Any such determination will be noted in writing, setting forth the reasons for the exception. In all circumstances, the interests of clients must be placed above the personal financial interests of Boston Trust employees. Employees are encouraged to seek review and exception approval for any trade that appears to violate the spirit or intention of the above rules.

F. Research Reports and Action

Reasonable Basis and Representations
Each employee whose responsibilities within Boston Trust include making research reports, making investment recommendations to others, or taking investment actions for others must:
  Exercise diligence and thoroughness in doing so
  Have a reasonable and adequate basis for his or her conclusions, supported by appropriate research and investigation
  Make reasonable and diligent efforts to avoid any material misrepresentation; and
  Maintain appropriate research files.
Investment Recommendations and Actions
When exercising investment discretion for a specific portfolio or client, a portfolio manager must consider both Boston Trust’s investment policy as articulated by its investment committees and the investment’s appropriateness and suitability for the portfolio or client. The portfolio manager should take into account the following:

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics
  The needs and circumstances of the client
  The basic characteristics of the investment involved; and
  The basic characteristics of the total portfolio, using reasonable judgment to determine the applicable relevant factors.
Employees should also, at the request of clients and prospective clients, disclose the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed at Boston Trust and any changes that might significantly affect those processes.

Priority of Transactions
Each employee must give a higher priority to transactions for his or her clients and Boston Trust than to transactions in accounts of which he or she is the beneficial owner. An employee’s personal or family trades should not be blocked with those for his or her clients. If an employee decides to make a recommendation about the purchase or sale of a security or other investment, the employee must give other Boston Trust portfolio managers adequate opportunity to act on this recommendation for their clients, and act on behalf of his or her own clients, before acting on his or her own behalf.

Likewise, portfolio managers should attempt to conduct their trading in such a way as to avoid giving higher priority to one Boston Trust client over another.

Plagiarism
No employee will, when presenting material to his or her associates, Boston Trust clients, or the general public, copy or use in substantially the same form material prepared by other non-Boston Trust persons without acknowledging its use and identifying the name of the author or publisher of such material. An employee may, however, use without acknowledgment factual information published by recognized financial and statistical reporting services or similar sources.

Prohibition Against Misrepresentation of Services or Unauthorized Commitments
No employee will make any statements, oral or written, which misrepresent:
  The services the employee or Boston Trust is capable of performing for a client
  The qualifications of the employee or Boston Trust; or
  The expected performance of any investment. No employee will give, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer’s obligations under the instrument.

No employee may make an actual or implied commitment on Boston Trust’s behalf either formally or informally, without proper and prior authorization in accordance with existing policies and procedures. Employees should not commit Boston Trust to an official sponsorship of a charitable or civic organization without the prior approval of the President.

Performance Presentation Standards
No employee will make any statements, oral or written, which misrepresent the investment performance that the employee or Boston Trust has accomplished or can reasonably be expected to achieve. If an employee communicates, directly or indirectly, individual or Boston Trust performance information to a client or prospective client, or in a manner intended to be received by a client or prospective client, the employee should make every reasonable effort to assure that such information is a fair, accurate, and complete presentation of such performance.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Marketing and Promotional Activities
Every effort should be made to ensure that Boston Trust’s advertising and public statements comply with applicable laws and regulations, including, but not limited to, the prohibition against advertising pooled fund performance. Further, advertising and publicly disseminated materials should be reviewed by the Compliance Officer to ensure accuracy and consistency and must not be designed to mislead the public in any way by what is stated or omitted. Corporate letterhead should be reserved for firm business only and should not be used for personal correspondence or other non-job related purposes.

Fair Dealing with Customers and Clients
Each employee must act in a manner consistent with his or her obligation to deal fairly with all customers and clients when:
  Sharing investment recommendations with other Portfolio Managers
  Disseminating material changes in prior investment recommendations; or
  Taking investment action.
G. Outside Activities

Outside Employment
Employees of Boston Trust may not engage in outside employment that interferes, competes, or conflicts with the interests of Boston Trust or impairs their ability to meet regular job responsibilities. Employees must abstain from negotiating or approving any relationship between Boston Trust and an outside organization with which they are affiliated. No employee of Boston Trust may serve as an officer, director, or employee of a firm primarily engaged in the issue, flotation, underwriting, public sale, or distribution of securities.

Directorships of Profit-Making Companies
Membership on the Board of Directors of any outside profit-making corporation having a relationship with Boston Trust, or whose securities are held in Boston Trust client portfolios, creates a potential conflict of interest and is discouraged. Directorship of any outside profit-making company may create a conflict of interest. Employees must obtain written approval from the President prior to accepting any directorship on such a board.

Civic Activities
Boston Trust encourages its employees to be involved in civic and charitable activities within their communities. However, employees must not engage in outside activities that interfere, compete, or conflict or potentially conflict with the interests of Boston Trust, or impair their ability to meet their regular responsibilities to Boston Trust.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Approval is not required to participate in or accept appointment as a trustee, director, or officer of a non-profit organization unless there is a client relationship or some other potential conflict of interest between the organization and Boston Trust.

Political Activities
Employees may participate in political activities on their own time and in accordance with their individual desires and political preferences. However, it must be clear at all times that an employee’s participation is as an individual and not as a representative of Boston Trust. It is Boston Trust’s policy not to make political contributions from firm funds. This policy, however, is not intended to prevent any employee from making contributions to any political party or candidate from his or her personal funds.

Compensation, Consulting Fees, and Honoraria
Employees who have received proper approval to serve as an officer, director, or employee of an outside organization or to engage in other outside employment may retain all compensation paid for such service unless the terms of the approval provide to the contrary. Honoraria received by an employee for publications, public speaking appearances, instructing courses at educational institutions or banking schools, etc. may be retained by the employee.

Fiduciary Appointments
Employees may not accept appointments as executor, trustee, guardian, conservator, or other fiduciary or any appointment as consultant in connection with fiduciary matters, whether or not it is related to the business of Boston Trust, without prior written approval from the President or, in the case of the President, the Board of Directors of Boston Trust & Investment Management Company.

3. Administration and Enforcement of the Code

A. Employee Responsibility

It is each employee’s responsibility to be familiar with the Code and to abide by the letter and spirit of the Code’s provisions and principles at all times.

At Hiring
Employees will be given a copy of the Code when they join Boston Trust. They are asked to review this document (using the Compliance Officer as a resource for questions) and to acknowledge their receipt and understanding of the Code by signing the Acknowledgement Page and returning it to the Compliance Officer.

Periodically Thereafter
Periodically, the Code is re-distributed to all employees, particularly in the event that there have been substantial modifications or revisions approved by the Board of Directors. Each employee must acknowledge that he or she has read and understands the Code, as revised, by signing the Acknowledgement Page and returning it to the Compliance Officer. In any event, annually, each employee will be asked to similarly acknowledge receipt and understanding of the Code. In addition, managers are encouraged to review the Code with employees whenever they deem it appropriate.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

B. Responsibility for Approval

The Boards of Directors of both Boston Trust & Investment Management Company and Boston Trust & Investment Management, Inc. are responsible for approving this Code of Ethics and any material changes.

C. Responsibility for Administration

The Boards of Directors, through the President and Compliance Officer, are responsible for monitoring, interpreting, and enforcing the Code.

Interpretation

Requests for interpretation and questions regarding the applicability of the provisions of this Code should be addressed to the Compliance Officer.

Exceptions
Those authorized to grant exceptions to policies stated in the Code are specified throughout this document. In the rare circumstance where an exception is warranted but the authorizing individual isn’t specified in this document, the President is authorized to provide prior, written approval of the exception. If the President is party to the exception, approval may be granted by the Compliance Officer or the Audit and Risk Committee. Under no circumstances should any employee, regardless of rank, approve exceptions to the provisions of the Code in matters involving his or her own personal interest.

Recordkeeping
Records associated with this Code including, but not limited to, the following will be maintained in a confidential manner by the Compliance Officer:
  Historical versions of the Code itself
  Historical lists of employees
  Acknowledgements of receipt of the Code
  Holdings and transactions reports
  Pre-clearance and exception approvals; and
  Reports of any violations and related outcomes
Annual Report to Boards of Directors
The President will make an annual, written report to The Boards of Directors of Boston Trust & Investment Management Company and Boston Trust & Investment Management, Inc., noting issues that have arisen concerning the Code, exceptions that have been granted, violations, and sanctions since the date of the last report. The report should further certify that the firm has adopted procedures reasonably necessary to prevent employees from violating the code.

Reporting Violations
Personal honesty demands an atmosphere that fosters personal candor; maintaining that atmosphere is a high priority at Boston Trust. An employee who has knowledge of an apparent violation of the Code, or of any questionable action affecting Boston Trust, must report his or her knowledge to the Compliance Officer or President (with notice to the Compliance Officer). The act of reporting a questioned situation does not necessarily imply that a violation exists, but affords the opportunity for its review. These individuals are responsible for reviewing such matters and can do so without arousing suspicion or casting aspersions on the character and reputation of the person in question. By going directly to the Compliance Officer or President and explaining the circumstances of his or her suspicions, the employee protects him- or herself and the reputation of any other person if it is determined that there has been a misunderstanding or that the transaction in question is not in violation of the Code. Such a report can be in writing or orally but should not be made anonymously. The identity of any employee who reports such information is confidential, and no reprisal will be taken against the employee.

Boston Trust & Investment Management Company
Boston Trust & Investment Management, Inc.
Joint Code of Ethics

Sanctions
Violation of the Code is grounds for disciplinary action up to and including termination of employment. Such action is in addition to any civil or criminal liability that might be imposed by Federal or state regulatory agencies or courts.

Effective date: 12/28/2004
SEC Compliance Date: 1/7/2005
Revision Date: 12/13/2004